                                                                    EXHIBIT 99.1

(DOANE PET CARE LETTERHEAD)
--------------------------------------------------------------------------------
NEWS                                                       FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------

        DOANE PET CARE REPORTS FIRST QUARTER 2003 RESULTS AND FISCAL 2003
                                     OUTLOOK

BRENTWOOD, TENNESSEE, MAY 8, 2003 - Doane Pet Care Company (the "Company") today reported results for its first quarter ended March 29, 2003 and updated its outlook for fiscal 2003.

QUARTERLY RESULTS

For the three months ended March 29, 2003, the Company's net sales increased 18.1% (13.3% excluding the positive impact of foreign currency exchange rate) to $259.9 million from $220.1 million recorded in the first quarter ended March 30, 2002. First quarter 2003 sales performance benefited from increased sales volume primarily from new business awarded in 2002 as well as the favorable currency exchange rate between the dollar and Euro.

The Company reported a net loss of $7.9 million for the 2003 first quarter compared to net income of $8.5 million for the 2002 first quarter. The Company's net loss in the 2003 first quarter included an $11.1 million non-cash charge associated with the bond offering and debt refinancing.

The Company reported net cash provided by operating activities of $0.1 million for the 2003 first quarter compared to $38.5 million for the 2002 first quarter. The decrease is primarily due to an unusually favorable net change in working capital in the 2002 first quarter. In addition, 2003 included a one time accrued interest payment of $8.3 million on the sponsor facility that was repaid in full with proceeds from the bond offering. The Company believes net cash provided by operating activities is the most directly comparable GAAP financial measure to the non-GAAP Adjusted EBITDA liquidity measure typically reported in its earnings releases. The calculation of Adjusted EBITDA is explained below in the section entitled "Adjusted EBITDA Supplemental Information."

Adjusted EBITDA was $25.8 million for the 2003 first quarter compared to $26.5 million in the 2002 first quarter. The benefit to the 2003 first quarter performance from higher sales volume and a favorable foreign currency exchange rate was offset by higher commodity costs.

Doug Cahill, the Company's President and CEO, said, "We are pleased to report first quarter 2003 results in line with our expectations. Our first quarter performance represents a strong start to the year and is a credit to the hard work of our entire organization. We continued to benefit from the new business awarded last year and by the fact that private label programs continue to be supported by retailers in all channels. Despite margin pressures created by significantly higher commodity costs, we were able to deliver solid results because of our Project Focus business strategy, with a continued emphasis on the sales mix and profitability of our business. Our global manufacturing team did a great job satisfying the increased demand with excellent service levels at our targeted costs."

Net interest expense for the 2003 first quarter increased $0.7 million to $14.0 million from $13.3 million recorded in the 2002 first quarter primarily due to the higher interest rate on the portion of the Company's outstanding debt that was refinanced.

The fair value accounting for the Company's commodity derivative instruments under SFAS 133 resulted in a $0.5 million reduction in cost of goods sold in the 2003 first quarter, compared to a $6.8 million reduction in cost of goods sold in the 2002 first quarter, or a $6.3 million unfavorable impact on operating results.

BOND OFFERING

On February 28, 2003, the Company completed its $213.0 million offering of 10 3/4% senior notes due March 1, 2010. The proceeds were used to repay $169.3 million of the outstanding balance under the Company's senior credit facility and $33.3 million was used to repay in full the outstanding principal and accrued interest under the Company's sponsor facility. The balance of the proceeds was used to pay transaction fees and expenses associated with the offering. In connection with the refinancing, the Company incurred a non-cash loss of $11.1 million. See the footnote to the statements of operations table below for the components of this loss.

2003 OUTLOOK AND GUIDANCE

Cahill concluded, "We believe that our first quarter 2003 performance demonstrates that our global team is successfully executing our Project Focus initiatives. Our manufacturing organization continues its strong performance levels as a result of our ongoing cost control measures. Moreover, our volume growth trend is positive, reflecting the new business awarded last year, continued growth from our top customers and a solid growth trend for private label pet food in both the U.S. and Europe. Nevertheless, we are cautious in our near term outlook because of the potential for further volatility in commodities and natural gas."

The Company said that it anticipates annualized net sales growth in the range of 11% to 12% for 2003. The Company also revised its original 2003 Adjusted EBITDA outlook of $105 million to a range of $95 million to $105 million, which reflects the current uncertainty concerning commodity prices.

The Company said that the comparable GAAP financial measure, cash flow from operating activities is expected to range between $14.7 million and $56.2 million for fiscal 2003. Cash flow from operating activities is difficult to project with more precision because of the potential volatility in commodity prices and the resulting impact on cash margin requirements for financial derivatives the Company uses to hedge certain commodities. This fact, combined with the variability in the timing of cash receipts and disbursements, can have a significant impact on net working capital levels and thus, cash flow from operating activities. For the full year 2003, the Company expects that net changes in working capital will not use or provide any incremental cash, but because of these uncertainties, the net change in working capital could vary up to $15 million.

In connection with the Company's outlook of fiscal 2003 Adjusted EBITDA, the Company has assumed higher commodity and natural gas costs in fiscal 2003 over 2002 and an increase in employee-related costs and distribution expenses, partially offset by the impact of increased sales volume, improved operating efficiencies at the Company's manufacturing plants and continued Project Focus related initiatives. The Company's outlook for annualized cash flow from operating activities for 2003 assumes no changes in net working capital from the 2002 level and current income taxes of less than $2 million. The Company's assumption for 2003 annualized cash interest expense reflects the variability in interest expense due to a portion of the Company's debt being subject to variable interest rates and a portion of the Company's debt being Euro-denominated debt and impacted by fluctuations in currency exchange rates.

See the Adjusted EBITDA reconciliation table below for a reconciliation of the outlook for full year 2003 Adjusted EBITDA to the outlook for full year 2003 cash flow from operating activities.

ADJUSTED EBITDA SUPPLEMENTAL INFORMATION

Adjusted EBITDA is a non-GAAP liquidity measure presented in this press release as a supplemental disclosure to cash flow from operating activities. Management believes that it is a useful presentation to investors in addition to GAAP cash flow from operating activities because of the significant impact working capital fluctuations can have on reported cash flow from operating activities. Management also believes Adjusted EBITDA is an analytical indicator of cash generated for purposes of assessing the Company's ability to service its debt and fund capital expenditures. In addition, management believes that

Adjusted EBITDA is of interest to the Company's investors and lenders because it is the basis for the calculation of various financial covenant tests under the Company's senior credit facility. The Company's management uses Adjusted EBITDA to evaluate its business units, to allocate resources and capital to its business units and to measure performance for incentive compensation purposes.

However, Adjusted EBITDA should be considered in addition to, not as a substitute for, cash flows from operating activities. The Company has significant uses of cash flows, including capital expenditures, interest payments, income tax payments, debt principal repayments and other charges, which are not reflected in Adjusted EBITDA. The Company defines Adjusted EBITDA as net cash provided by operating activities, including equity in joint ventures, before interest paid, income taxes paid and the cash impact of certain other charges. These other charges include SFAS 133 accounting, which may be either a positive or negative impact to earnings, as well as charges associated with strategic and financial initiatives, including acquisitions, divestitures, financing transactions and restructuring efforts such as plant closings.

A reconciliation of Adjusted EBITDA to GAAP net income (loss) and GAAP cash flow from operating activities is included as a table below.

FORWARD-LOOKING STATEMENTS

All statements in this press release, including without limitation those relating to our fiscal 2003 outlook, other than statements of historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers should not place undue reliance on any forward-looking statements, which speak only as of the date made. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. It is important to note that actual results could differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially include without limitation: decreases or changes in demand for the Company's products, changes in market trends, general competitive pressures from existing and new competitors, price volatility of commodities, natural gas, other raw materials and packaging, foreign currency exchange rate fluctuations, future investment returns in our pension plans, changes in laws and regulations, adverse changes in operating performance, adverse economic conditions and other factors. Further information concerning factors that could cause actual results to differ materially from those in the forward-looking statements are contained from time to time in the Company's SEC filings, including without limitation the Company's 2002 Annual Report on Form 10-K. We undertake no obligation to revise the forward-looking statements to reflect any future events or circumstances. All forward-looking statements attributable to the Company are expressly qualified in their entirety by this cautionary statement.

ABOUT THE COMPANY

Doane Pet Care Company, based in Brentwood, Tennessee, is the largest manufacturer of private label pet food and the second largest manufacturer of dry pet food overall in the United States. The Company sells to over 600 customers around the world and serves many of the top pet food retailers in the United States, Europe and Japan. The Company offers its customers a full range of pet food products for both dogs and cats, including dry, semi-moist, wet, treats and dog biscuits. For more information about the Company, including SEC filings and past press releases, please visit www.doanepetcare.com

CONTACT: PHILIP K. WOODLIEF, VICE PRESIDENT FINANCE AND CHIEF FINANCIAL OFFICER
TEL: (615) 373-7774

                             -four tables to follow-

                     DOANE PET CARE COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)


                                               THREE MONTHS ENDED
                                            -------------------------
                                            MARCH 29,       MARCH 30,
                                               2003            2002
                                            ---------       ---------
Net sales                                   $   259.9       $   220.1
Cost of goods sold                              214.5           169.2
                                            ---------       ---------

      Gross profit                               45.4            50.9

      % of sales                                 17.5%           23.1%

Operating expenses:
    Promotion and distribution                   14.4            13.3
    Selling, general and administrative          12.1            11.1
    Amortization                                  1.2             1.1
                                            ---------       ---------
      Income from operations                     17.7            25.4

Interest expense, net                            14.0            13.3
Loss from debt extinguishment (1)                11.1              --
Other income, net                                (0.1)           (0.2)
                                            ---------       ---------

      Income (loss) before income taxes          (7.3)           12.3
Income tax expense                                0.6             3.8
                                            ---------       ---------
      Net income (loss)                     $    (7.9)      $     8.5
                                            =========       =========




         (1) The loss from debt extinguishment pre-tax charge included: (i) a $4.0 million write-off of deferred financing costs, primarily related to the Company's senior credit facility; (ii) a charge of $7.6 million for the accretion of the Company's sponsor facility to face value;
         (iii) a charge of $6.2 million realized foreign currency translation loss as a result of retiring a portion of the Euro Term Loan Facility, which is a part of the Company's senior credit facility, with a corresponding credit to accumulated other comprehensive income; and
         (iv) a credit of $6.7 million for the reversal of an Excess Leverage Fee accrual under the Company's senior credit facility.

                     DOANE PET CARE COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                              (DOLLARS IN MILLIONS)


                                                                            MARCH 29,      DECEMBER 28,
                                                                              2003             2002
                                                                            ---------      ------------
                                                                           (UNAUDITED)       (AUDITED)
ASSETS

Current assets:
    Cash and cash equivalents                                               $     6.8      $        7.6
    Accounts receivable, net                                                    133.3             129.3
    Inventories, net                                                             65.6              63.6
    Deferred tax assets                                                           5.0               5.9
    Prepaid expenses and other current assets                                     9.0               8.2
                                                                            ---------      ------------
      Total current assets                                                      219.7             214.6

Property, plant and equipment, net                                              260.5             260.1
Goodwill and trademarks, net                                                    366.8             363.1
Other assets                                                                     36.0              32.9
                                                                            ---------      ------------
      Total assets                                                          $   883.0      $      870.7
                                                                            =========      ============

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
    Current maturities of long-term debt                                    $     4.5      $        5.7
    Accounts payable                                                             91.8              93.5
    Accrued liabilities                                                          60.2              56.2
                                                                            ---------      ------------
      Total current liabilities                                                 156.5             155.4
Long-term debt, excluding current maturities                                    570.6             548.3
Other long-term liabilities                                                       9.4              23.7
Deferred tax liabilities                                                          6.6               7.2
                                                                            ---------      ------------
      Total liabilities                                                         743.1             734.6
                                                                            ---------      ------------
Senior Preferred Stock (Redeemable), 3,000,000 shares authorized,
    1,200,000 shares issued and outstanding                                      80.8              77.6
                                                                            ---------      ------------


Commitments and contingencies

Stockholder's equity:
    Common stock, $0.01 par value; 1,000 shares authorized,
      issued and outstanding                                                       --                --
    Additional paid-in-capital                                                  115.7             115.7
    Accumulated other comprehensive income                                       21.2               9.5
    Accumulated deficit                                                         (77.8)            (66.7)
                                                                            ---------      ------------
      Total stockholder's equity                                                 59.1              58.5
                                                                            ---------      ------------
      Total liabilities and stockholder's equity                            $   883.0      $      870.7
                                                                            =========      ============

                     DOANE PET CARE COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)


                                                                      THREE MONTHS ENDED
                                                                   ------------------------
                                                                   MARCH 29,      MARCH 30,
                                                                     2003           2002
                                                                   ---------      ---------
Cash flows from operating activities:
    Net income (loss)                                              $    (7.9)     $     8.5
    Items not requiring (providing) cash:
      Depreciation                                                       7.1            6.3
      Amortization                                                       1.4            1.4
      Deferred income tax expense (benefit)                             (0.1)           3.7
      Non-cash interest expense                                          2.0            1.9
      Equity in joint ventures                                          (0.1)          (0.2)
      Loss from debt extinguishment                                     11.1             --
    Changes in current assets and liabilities                          (13.4)          16.9
                                                                   ---------      ---------
           Net cash provided by operating activities                     0.1           38.5
                                                                   ---------      ---------

Cash flows from investing activities:
    Capital expenditures                                                (4.3)          (2.1)
    Proceeds from sale of assets                                         0.1            0.4
    Other, net                                                          (0.9)          (0.5)
                                                                   ---------      ---------
           Net cash used in investing activities                        (5.1)          (2.2)
                                                                   ---------      ---------
Cash flows from financing activities:
    Net repayments under revolving credit agreements                    (8.7)         (29.0)
    Proceeds from issuance of long-term debt                           210.4            9.7
    Principal payments on long-term debt                              (189.9)         (14.9)
    Payments for debt issuance costs                                    (7.7)          (2.0)
                                                                   ---------      ---------
           Net cash provided by (used in) financing activities           4.1          (36.2)

Effect of exchange rate changes on cash and cash equivalents             0.1           (0.1)
                                                                   ---------      ---------
           Increase (decrease) in cash and cash equivalents             (0.8)            --

Cash and cash equivalents, beginning of period                           7.6            6.0
                                                                   ---------      ---------
Cash and cash equivalents, end of period                           $     6.8      $     6.0
                                                                   =========      =========

                       ADJUSTED EBITDA RECONCILIATION FOR
                     DOANE PET CARE COMPANY AND SUBSIDIARIES
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)



RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA AND
    CASH FLOW FROM OPERATIONS:

                                                                                THREE MONTHS ENDED
                                                                             ------------------------
                                                                             MARCH 29,      MARCH 30,
                                                                                2003           2002
                                                                             ---------      ---------
Net income (loss)                                                            $    (7.9)     $     8.5
Adjustments to net income (loss):
  Interest expense, net                                                           14.0           13.3
  Income tax expense                                                               0.6            3.8
  Depreciation                                                                     7.1            6.3
  Amortization                                                                     1.4            1.4
  SFAS 133 gain                                                                   (0.5)          (6.8)
  Loss from debt extinguishment                                                   11.1             --
                                                                             ---------      ---------
       Adjusted EBITDA                                                            25.8           26.5
                                                                             ---------      ---------
Changes in current assets and liabilities                                        (13.4)          16.9
Adjustments to net income (loss) which are changes in current assets and liabilities:
    Change in interest payable                                                     4.2           (2.8)
    Change in income taxes payable                                                (0.5)          (0.1)
    SFAS 133 gain                                                                  0.5            6.8

Adjustments to net income (loss) which require cash:
  Interest paid                                                                  (16.2)          (8.6)
  Income taxes paid                                                               (0.2)            --
Equity in joint ventures                                                          (0.1)          (0.2)
                                                                             ---------      ---------
       Net cash provided by operating cash flows                             $     0.1      $    38.5
                                                                             =========      =========



RECONCILIATION OF THE OUTLOOK FOR FULL YEAR 2003 ADJUSTED EBITDA TO THE OUTLOOK
             FOR FULL YEAR 2003 CASH FLOW FROM OPERATING ACTIVITIES:


                                                                            FISCAL 2003 RANGE
                                                                       -----------------------------
    Adjusted EBITDA full year 2003 outlook                             $    95.0     ---   $   105.0
    Adjustments to Adjusted EBITDA full year 2003 outlook:
      Changes in current assets and liabilities                            (15.0)    ---        15.0
      Cash interest expense                                                (55.0)    ---       (53.5)
      Interest paid on the Sponsor Facility                                 (8.3)    ---        (8.3)
      Current income tax expense                                            (2.0)    ---        (2.0)
                                                                       ----------          ---------

         Net cash provided by operating cash flows
           full year 2003 outlook                                      $     14.7    ---   $    56.2
                                                                       ==========          =========